UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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EnteroMedics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2800 Patton Road

St. Paul, MN 55113

(651) 634-3003

August 24, 2012

Dear Stockholders:

You are cordially invited to join us for a special meeting of stockholders, which will be held on Thursday, September 27, 2012, at 10:00 a.m., Central Time, at the headquarters of EnteroMedics, 2800 Patton Road, St. Paul, Minnesota 55113. For your convenience, a map showing the location of our headquarters is provided on the back of the accompanying proxy statement. Holders of record of our common stock as of August 16, 2012, are entitled to notice of and to vote at the special meeting.

The Notice of Special Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

We hope you will be able to attend the meeting. However, even if you plan to attend in person, please vote your shares promptly to ensure that they are represented at the meeting. You may submit your proxy vote by telephone or internet as described in the following materials or by completing and signing the enclosed proxy card and returning it in the envelope provided. If you decide to attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

We look forward to seeing you at the special meeting.

Sincerely,

Mark B. Knudson, Ph.D.

President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Date and Time:	Thursday, September 27, 2012 at 10:00 a.m., Central Time

Place:	EnteroMedics Inc. 2800 Patton Road St. Paul, Minnesota 55113

Item of Business:	1. Approval of the Amended and Restated 2003 Stock Incentive Plan.

2. Such other matters as may properly come before the special meeting or any adjournment thereof.

Record Date:	You may vote at the meeting if you were a stockholder of record at the close of business on August 16, 2012.

Voting by Proxy:	If you cannot attend the special meeting in person, you may vote your shares by telephone or internet by no later than 12:00 p.m., Central Time, on September 26, 2012 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail. We encourage you to vote by telephone or internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope addressed to our transfer agent, Wells Fargo Shareowner Services, for which no postage is required if mailed in the United States.

By Order of the Board of Directors:

Greg S. Lea

Secretary

August 24, 2012

PROXY STATEMENT

2012 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 27, 2012

The Board of Directors of EnteroMedics Inc. is soliciting proxies for use at the special meeting of stockholders to be held on September 27, 2012, and at any adjournment of the meeting. This proxy statement and the enclosed proxy card are first being mailed or given to stockholders on or about August 24, 2012.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What is the purpose of the meeting?

At our special meeting, stockholders will act upon the matters outlined in the Notice of Special Meeting of Stockholders, including approving the Amended and Restated 2003 Stock Incentive Plan.

Who is entitled to vote at the meeting?

The Board of Directors has set August 16, 2012, as the record date for the special meeting. If you were a stockholder of record at the close of business on August 16, 2012, you are entitled to vote at the meeting.

As of the record date, 41,108,086 shares of our common stock were issued and outstanding and, therefore, eligible to vote at the special meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 41,108,086 votes are entitled to be cast at the special meeting. There is no cumulative voting.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to a majority of all of the shares of the outstanding common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting; or

•	you have properly submitted a proxy card by mail, telephone or internet.

How do I vote my shares?

If you are a stockholder of record as of the record date, you can give a proxy to be voted at the special meeting in any of the following ways:

•	over the telephone by calling a toll-free number;

•	electronically, using the internet; or

•	by completing, signing and mailing the enclosed proxy card.

The telephone and internet procedures have been set up for your convenience. We encourage you to save corporate expense by submitting your vote by telephone or internet. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to submit your proxy by telephone or internet, please refer to the specific instructions provided on the enclosed proxy card. If you wish to submit your proxy by mail, please return your signed proxy card to us before the special meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares, and telephone and internet voting is also encouraged for stockholders who hold their shares in street name.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the method described above.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit your proxy vote by telephone or internet, vote once for each proxy card you receive.

Can I vote my shares in person at the meeting?

If you are a stockholder of record, you may vote your shares in person at the special meeting by completing a ballot at the meeting. Even if you currently plan to attend the special meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the special meeting only if you obtain a signed letter or other proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the meeting.

What vote is required for a proposal to be approved?

The approval of the Amended and Restated 2003 Stock Incentive Plan and each other matter that may be acted upon at the special meeting will be determined by the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote.

How are votes counted?

You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to approve the Amended and Restated 2003 Stock Incentive Plan.

If you submit your proxy but abstain from voting on the matter, your shares will be counted as present at the meeting for the purpose of determining a quorum. Your shares also will be counted as present at the meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote.

If you abstain from voting on a proposal, your abstention has the same effect as a vote against that proposal.

If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the Securities and

Exchange Commission (“SEC”) and the NASDAQ Stock Market. If you hold your shares in street name and do not instruct your broker or nominee how to vote on the proposal to be addressed at the special meeting, no votes will be cast on your behalf on the proposal to approve the Amended and Restated 2003 Stock Incentive Plan. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any item of business at the special meeting.

How will the proxies vote on any other business brought up at the meeting?

By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the special meeting. We do not know of any other business to be considered at the special meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the stockholder of record.

Who will count the vote?

Representatives of Wells Fargo Shareowner Services, our transfer agent, will tabulate votes and act as independent inspectors of election.

How does the Board of Directors recommend that I vote?

You will vote on the following management proposal:

•	Approval of the Amended and Restated 2003 Stock Incentive Plan.

The Board of Directors recommends that you vote FOR the proposal to approve the Amended and Restated 2003 Stock Incentive Plan.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card or submit your proxy by telephone and do not specify how you want to vote your shares, we will vote your shares FOR the proposal to approve the Amended and Restated 2003 Stock Incentive Plan.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by telephone, internet or mail, or by voting in person at the special meeting. To request an additional proxy card, or if you have any questions about the special meeting or how to vote or revoke your proxy, you should contact Wells Fargo Shareowner Services at 1-800-468-9716.

Where and when will I be able to find the results of the voting?

Preliminary results will be announced at the special meeting. We will publish the final results in a Current Report on Form 8-K to be filed with the SEC no later than four business days after the date of the special meeting.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.

How can I communicate with EnteroMedics’ Board of Directors?

Stockholders may communicate with our Board of Directors by sending a letter addressed to the Board of Directors, all independent directors or specified individual directors to: EnteroMedics Inc., c/o Corporate Secretary, 2800 Patton Road, St. Paul, Minnesota 55113. All communications will be compiled by the Corporate Secretary and submitted to the Board of Directors or the specified directors on a periodic basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the beneficial ownership of our common stock by each person or group who beneficially owned five percent or more of our common stock, each of our directors, each of the executive officers named in the Summary Compensation Table in the Definitive Proxy Statement for our 2012 Annual Meeting of Stockholders that was filed with the SEC on April 4, 2012 (the “Named Executive Officers”) and our directors and executive officers as a group, as of June 30, 2012. Percentage ownership calculations for beneficial ownership are based on 39,667,121 shares outstanding as of June 30, 2012. The information regarding the beneficial owners of more than 5% of our common stock is based upon information supplied to us by our directors, officers and principal stockholders or on Schedules 13G filed with the SEC. Unless otherwise noted, the stockholders listed in the table have sole voting and investment power with respect to the shares of common stock owned by them and their address is c/o EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Bay City Capital(2)(3)(4)	8,535,921	19.7%
750 Battery Street, Suite 400 San Francisco, CA 94111
Kevin Douglas(3)(5)	8,011,705	19.2
125 E. Sir Francis Drake Blvd., Suite 400 Larkspur, CA 94939
T. Rowe Price(3)(6)	5,895,317	14.1
100 E. Pratt Street Baltimore, MD 21202
Whitebox Advisors LLC(3)(7)	4,170,485	10.1
3033 Excelsior Blvd. Minneapolis, MN 55416
Ardsley Advisory Partners(3)(8)	3,882,500	9.5
262 Harbor Drive, 4th Floor Stamford, CT 06902
Sophrosyne Capital, LLC(3)(9)	3,100,596	7.7
156 E 36th Street At 2 Sniffen Court New York, NY 10016
Austin W. Marxe and David M. Greenhouse(3)(10)	2,732,213	6.6
527 Madison Avenue, Suite 2600 New York, NY 10022
MPM Capital Funds(3)(11)	2,521,483	6.2
c/o MPM Asset Management The John Hancock Tower 200 Clarendon Street, 54th Floor Boston, MA 02116
Gilder, Gagnon, Howe & Co. LLC(3)(12)	2,014,043	5.0
3 Columbus Circle, 26th Floor New York, NY 10019
Mark B. Knudson, Ph.D.(2)(3)	544,525	1.4
Greg S. Lea(2)(3)	246,547	*
Adrianus (Jos) Donders(2)	110,332	*
Katherine S. Tweden, Ph.D.(2)	112,574	*
Luke Evnin, Ph.D.(2)(3)(11)	2,537,419	6.3
Catherine Friedman(2)	21,681	*
Carl Goldfischer, M.D.(2)(3)(4)	8,551,857	19.7
Bobby I. Griffin(2)(3)	115,550	*
Anthony P. Jansz(2)(13)	56,771	*
Paul H. Klingenstein(2)(3)(14)	1,505,032	3.7
Nicholas L. Teti, Jr.(2)(3)	75,805	*
Jon T. Tremmel(2)	18,349	*
All directors and executive officers as a group (12 persons)(15)	13,896,442	30.3

*	The percentage of shares of common stock beneficially owned does not exceed one percent of the outstanding shares of common stock.

(1)	For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock which that person has the right to acquire within 60 days following June 30, 2012. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which that person or persons has or have the right to acquire within 60 days following June 30, 2012, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes the following shares subject to options exercisable currently or within 60 days of June 30, 2012: Dr. Knudson, 451,859 shares; Mr. Lea, 221,923 shares; Mr. Donders, 110,332 shares; Dr. Tweden, 111,521 shares; Dr. Evnin, 15,936 shares; Ms. Friedman, 19,681 shares; Dr. Goldfischer, 15,936 shares; Mr. Griffin, 43,408 shares; Mr. Jansz, 31,771 shares; Mr. Klingenstein, 15,936 shares; Mr. Teti, 54,125 shares; and Mr. Tremmel 15,936 shares. Dr. Goldfischer has assigned the shares underlying his options to Bay City Capital Fund IV, L.P. and Bay City Capital Fund IV Co-Investment Fund, L.P. upon the exercise of these options.

(3)	Includes the following shares subject to warrants exercisable currently or within 60 days of June 30, 2012: Bay City Capital (see footnote (4)), 3,631,471 shares; Kevin Douglas (see footnote (5)), 1,990,000 shares; T. Rowe Price (see footnote (6)), 2,172,647 shares; Whitebox Advisors (see footnote (7)), 1,819,999 shares; Ardsley Advisory Partners (see footnote (8)), 1,065,000 shares; Sophrosyne Capital (see footnote (9)), 700,000 shares; Marxe and Greenhouse (see footnote (10)), 1,680,000 shares; MPM Capital (see footnote (11)), 851,729 shares; Gilder, Gagnon, Howe & Co. (see footnote (12)), 936,990 shares; Dr. Knudson, 30,498 shares; Mr. Lea, 11,374 shares; Dr. Evnin, 851,729 shares; Dr. Goldfischer, 3,631,471 shares; Mr. Griffin, 17,182 shares; Mr. Klingenstein, 526,121 shares; and Mr. Teti, 10,840 shares.

(4)	Consists of information supplied to us or filed with the SEC by Bay City Capital LLC (“BCC”) on behalf of Bay City Capital Fund IV, L.P. (“Fund IV”), Bay City Capital Fund IV Co-Investment Fund, L.P. (“Co-Investment IV”) and Bay City Capital Management IV LLC (“Management IV”), each of which has shared voting power and shared dispositive power of 4,904,450 shares and 3,631,471 warrants. BCC is the manager of Management IV, which is the general partner of Fund IV and Co-Investment IV. BCC is also an advisor to Fund IV and Co-Investment IV. Carl Goldfischer, a Managing Director of BCC and a member of Management IV, is a member of our Board of Directors and has sole voting and dispositive power of 15,936 shares.

(5)	Based on information contained in an amended Schedule 13G jointly filed with the SEC on April 25, 2012 by Kevin Douglas, Michelle Douglas and their family trusts. Kevin Douglas has sole voting and dispositive power with respect to 1,990 shares and 1,990 warrants held by the KGD 2010 Annuity Trust VI. He also has shared dispositive power with respect to 1,234,341 shares and 398,000 warrants held by the Douglas Family Trust. Michelle Douglas has sole voting and shared dispositive power with respect to 1,990 shares and 1,990 warrants held by the MMD 2010 Annuity Trust VI. Kevin and Michelle Douglas, have sole voting and shared dispositive power with respect to 2,376,872 shares and 593,020 warrants held by the K&M Douglas Trust and have sole voting and dispositive power with respect to 2,406,512 shares and 995,000 warrants held by the James Douglas and Jean Douglas Irrevocable Descendants’ Trust.

(6)	Based on information known to us or contained in an amended Schedule 13G jointly filed with the SEC on February 10, 2012 by T. Rowe Price Associates, Inc. (“Price Associates”), T. Rowe Price New Horizons Fund, Inc. (“New Horizons”) and T. Rowe Price Health Sciences Fund, Inc. (“Health Sciences”). Price Associates has sole voting power with respect to 694,070 shares and 297,747 warrants, New Horizons has sole voting power with respect to 1,528,600 shares and 1,036,800 warrants and Health Sciences has sole voting power with respect to 1,500,000 shares and 838,100 warrants. Price Associates serves as investment adviser with power to direct investments and/or sole power to dispose of the 3,722,670 shares and 2,172,647 warrants held by Price Associates, New Horizons and Health Sciences. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)	Based on information known to us or contained in an amended Schedule 13G jointly filed with the SEC on February 14, 2012 by Whitebox Advisors LLC (“WA”), Whitebox Multi-Strategy Advisors, LLC (“WMSA”), Whitebox Multi-Strategy Partners, L.P. (“WMSP”), Whitebox Multi-Strategy Fund, L.P. (“WMSFLP”), Whitebox Multi-Strategy Fund Ltd. (“WMFSLTD”), Whitebox L/S Equity Advisors, LLC (“WLSEA”), Whitebox L/S Equity Partners, L.P. (“WLSEP”), Whitebox L/S Equity Fund, L.P. (“WLSEFLP”), Whitebox L/S Equity Fund, Ltd. (“WLSEFLTD”), Pandora Select Advisors, LLC (“PSA”), Pandora Select Partners, L.P. (“PSP”), Pandora Select Fund, L.P. (“PSFLP”) and Pandora Select Fund, Ltd. (“PSFLTD”). WA, acting as an investment advisor, has shared voting and dispositive power with respect to 2,350,486 shares and 1,819,999 warrants. WMSA, WMSP, WMSFLP and WMFSLTD, as a group, WLSEA, WLSEP, WLSEFLP and WLSEFLTD, as a group, PSA, PSP, PSFLP and PSFLTD, as a group, and HFR RVA Combined Master Trust (“HFR”) each have shared voting and dispositive power with respect to certain of the shares and warrants. WA, WMSA, WMSFLP, WMSFLTD, WLSEA, WLSEFLP, WLSEFLTD, PSA, PSFLP and PSFLTD may be deemed to possess indirect beneficial ownership of the shares beneficially owned by each of WMSP, WLSEP, PSP and HFR. WA, WMSA, WMSFLP, WMSFLTD, WLSEA, WLSEFLP, WLSEFLTD, PSA, PSFLP and PSFLTD each disclaim indirect beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(8)	Based on information known to us or contained in an amended Schedule 13G jointly filed with the SEC on February 14, 2012 by Ardsley Advisory Partners, Ardsley Partners Fund II, L.P. (“AP II”), Ardsley Partners Institutional Fund, L.P. (“Ardsley Institutional”), Ardsley Offshore Fund Ltd. (“Ardsley Offshore”), Ardsley Partners I (“Ardsley Partners”) and Philip J. Hempleman. AP II has shared voting and dispositive power with respect to 1,215,500 shares and 946,100 warrants, Ardsley Institutional has shared voting and dispositive power with respect to 1,162,100 shares and Ardsley Offshore has shared voting and dispositive power with respect to 97,400 shares and 118,900 warrants. Ardsley Advisory Partners, serves as Investment Manager of Ardsley Offshore and as Investment Adviser of AP II and Ardsley Institutional, and has shared voting and dispositive power with respect to the 2,475,000 shares and 1,065,000 warrants held by those funds. Ardsley Partners, serves as General Partner of AP II and Ardsley Institutional and has shared voting and dispositive power with respect to the 2,377,600 shares and 946,100 warrants held by those funds. Philip J. Hempleman is Managing Partner of Ardsley and Ardsley Partners and has shared voting and dispositive power with respect to the 2,817,500 shares and 1,065,000 warrants held by AP II, Ardsley Institutional, Ardsley Offshore and shares owned by certain accounts managed by Mr. Hempleman directly. Mr. Hempleman disclaims beneficial ownership of all such shares.

(9)	Consists of information supplied to us or filed with the SEC by Sophrosyne Capital, LLC. Sophrosyne Capital, LLC has sole voting and dispositive power with respect to these shares and warrants.

(10)	Based on information contained in an amended Schedule 13G jointly filed with the SEC on February 13, 2012 by Austin W. Marxe and David M. Greenhouse. Messrs. Marxe and Greenhouse are (i) the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“SSCF”), (ii) members of MG Advisors L.L.C., the general partner of Special Situations Private Equity Fund, L.P. (“SSPE”) and (iii) members of LS Advisers, L.L.C., the general partner of Special Situations Life Sciences Fund, L.P. (“SSLS”). AWM also serves as the investment adviser to SSLS. Messrs. Marxe and Greenhouse have shared voting and dispositive power with respect to 58,562 shares and 500,000 warrants owned by SSCF, 450,000 shares and 90,000 warrants owned by SSPE and 543,651 shares and 1,090,000 warrants owned by SSLS.

(11)

Consists of information supplied to us or filed with the SEC by MPM BioVentures III, L.P. (“BV III”), MPM BioVentures III-QP, L.P. (“BV III QP”), MPM BioVentures III Parallel Fund L.P. (“BV III PF”), MPM Bio Ventures III GmbH & Co. Beteiligungs KG (“BV III KG”), MPM Asset Management Investors 2002 BVIII LLC (“AM LLC”), MPM BioVentures III GP, L.P. (“BV III GP”), MPM BioVentures III LLC (“BV III LLC”), and Luke Evnin, Ansbert Gadicke, Nicholas Galakatos, Michael Steinmetz, Kurt Wheeler, Nicholas Simon III, and Dennis Henner. BV III has the sole power to vote and sole power to dispose of 93,424 shares and 47,654 warrants, BV III QP has the sole power to vote and sole power to dispose of 1,389,482 shares and 708,768 warrants, BV III PF has the sole power to vote and sole power to dispose of

41,979 shares and 21,412 warrants, BV III KG has the sole power to vote and sole power to dispose of 117,417 shares and 59,893 warrants and AM LLC has the sole power to vote and sole power to dispose of 27,452 shares and 14,002 warrants. BV III GP and BV III LLC each have shared power to vote and shared power to dispose of 1,669,754 shares and 851,729 warrants. BV III GP and BV III LLC are the direct and indirect general partners of BV III QP, BV III, BV III PF and BV III KG. Dr. Evnin and Messrs. Gadicke, Galakatos, Steinmetz, Wheeler, Simon and Henner each have shared power to vote and shared power to dispose of the shares and warrants held by these funds. Dr. Evnin and Messrs. Gadicke, Galakatos, Steinmetz, Wheeler, Simon and Henner are each a member of BV III LLC and a manager of AM LLC, and each disclaims beneficial ownership of all such shares except to the extent of his proportionate pecuniary interests therein. Dr. Evnin is a member of our Board of Directors and has sole voting and dispositive power of 15,936 shares.

(12)	Based on information known to us or contained in a Schedule 13G filed with the SEC on March 10, 2011 by Gilder, Gagnon, Howe & Co. LLC (“Gilder”) reporting shared dispositive power with respect to 1,077,053 shares and 936,990 warrants. Gilder is a registered broker or dealer. The shares and warrants are either held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the securities or are held in accounts owned by the partners of Gilder and their families.

(13)	Consists of 25,000 shares held by Kathdav Pty Ltd ATF Jansz Family Trust. Mr. Jansz has voting and dispositive power of the shares held by the trust, but disclaims beneficial ownership of such shares.

(14)	Consists of information supplied to us or filed with the SEC by Aberdare Ventures. Mr. Klingenstein serves as Manager of Aberdare GP II, which serves as the general partner of Aberdare Ventures II, L.P., which holds 238,566 shares, Aberdare Ventures II (Bermuda), L.P., which holds 4,951 shares, and Aberdare II Annex Fund, L.P., which holds 693,251 shares and 509,596 warrants, and has shared voting and investment control with respect to the 936,768 shares and 509,596 warrants owned, and may be deemed to own beneficially such shares. Mr. Klingenstein is a member of our Board of Directors and has sole voting and dispositive power of 58,668 shares. Mr. Klingenstein disclaims beneficial ownership of all such shares except to the extent of his pecuniary interests in the funds and his directly held shares.

(15)	Includes 6,187,579 shares of common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days of June 30, 2012, inclusive of the options and warrants exercisable as described in footnotes (2) and (3), respectively.

PROPOSAL 1 — APPROVAL OF THE AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Background

On August 20, 2012, our Compensation Committee and Board of Directors approved, subject to stockholder approval, the EnteroMedics Inc. Amended and Restated 2003 Stock Incentive Plan, including certain amendments to the EnteroMedics Inc. 2003 Stock Incentive Plan, as amended (the “Plan”). If approved by our stockholders, the amendments included in the Amended and Restated 2003 Stock Incentive Plan would:

•	Increase the number of shares authorized for issuance under the Plan by 8,000,000 shares, from 4,300,000 shares to 12,300,000 shares;

•

Make certain changes related to stock option awards, including: (i) providing that the Compensation Committee may designate an exercise price of stock options below fair market value on the date of grant if necessary to satisfy the legal requirements of foreign jurisdictions or if a stock option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with EnteroMedics or an affiliate, (ii) allowing the Compensation Committee to permit the “net exercise” of non-qualified stock options, (iii) providing more detailed provisions related to incentive stock options and (iv) giving the Compensation Committee discretion to permit transfers of non-qualified stock options in certain circumstances;

•

Provide for annual limits on certain cash-based and share-based awards granted to any individual in a specified period in order to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	Establish the performance criteria which may be used for awards under the Plan or for sub plans that the Compensation Committee may establish under the Plan;

•	Clarify that the Plan will not accelerate vesting of equity awards unless and until a transaction is actually consummated;

•	Provide the Compensation Committee with flexibility to cash out outstanding awards without participant consent in connection with a corporate transaction;

•	Extend the term of the Plan to ten years after the receipt of stockholder approval at the special meeting;

•

Clarify that the Compensation Committee’s ability to delegate its authority under the Plan will comply with Section 16 of the Exchange Act, Section 162(m) of the Code and Section 157 of the Delaware General Corporation Law;

•

Clarify that the Compensation Committee may not grant dividend equivalents in connection with grants of stock options or stock appreciation rights and that no dividend equivalent payments may be made to a participant with respect to any award prior to the date on which all conditions or restrictions relating to such award (or portion thereof to which the dividend equivalent relates) have been satisfied, waived or lapsed; and

•

Make certain administrative changes, including the addition of protective provisions related to Section 409A of the Code and clarifications to avoid remeasurement of the compensation expense associated with an adjusted award.

Reasons for Approval

The Plan was initially approved by our stockholders on October 1, 2003 and has been subsequently amended multiple times by our stockholders. The purpose of the Plan is to aid in attracting and retaining employees, management personnel, other personnel and non-employee directors capable of assuring the future success of EnteroMedics, to offer such personnel and non-employee directors incentives to put forth maximum efforts for the success of our business and to afford such personnel and non-employee directors an opportunity to acquire a proprietary interest in EnteroMedics. The purpose of the amendments included in the Amended and Restated 2003 Stock Incentive Plan is to: (i) authorize additional shares for issuance under the Plan, (ii) extend the term of the Plan, (iii) give the Compensation Committee the flexibility to cash out outstanding awards without participant consent in connection with a corporate transaction, (iv) modernize the provisions of the Plan with respect to Section 162(m) of the Code and Section 409A of the Code and (v) make certain other clarification and administrative changes.

The Plan currently authorizes the award of stock options and other forms of stock-based compensation. Our Board of Directors and management believe that stock-based awards under the Plan are instrumental in attracting, motivating and retaining talented employees, management personnel, other personnel and non-employee directors and that the availability of stock-based compensation increases such individuals’ focus on the creation of stockholder value and interest in the future success of EnteroMedics. The Plan is the only plan pursuant to which we can grant stock options and other forms of stock-based compensation. To date, we have only awarded stock options under the Plan. As of August 16, 2012, there were 3,614,024 shares that had been issued or which were subject to outstanding awards under the Plan, 3,799,690 shares that had been granted, subject to stockholder approval of the Amended and Restated 2003 Stock Plan and 620,713 shares remaining available for grant under the Plan.

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2003 Stock Incentive Plan.

The affirmative vote of the holders of a majority of outstanding shares entitled to vote and present at the special meeting is necessary to approve the Amended and Restated 2003 Stock Incentive Plan.

A copy of the Amended and Restated 2003 Stock Incentive Plan is attached as Appendix A to this proxy statement and the amended text is highlighted in bold. The following summary of the material terms of the Plan, as amended and restated, is qualified in its entirety by reference to the full text of the Amended and Restated 2003 Stock Incentive Plan.

Description of the Plan

Administration

The Board of Directors has appointed the Compensation Committee to administer the Plan. As a result, the Compensation Committee has the authority to determine when and to whom awards will be granted, and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Plan. In addition, the Compensation Committee can specify whether, and under what circumstances, awards to be received under the Plan or amounts payable under such awards may be deferred automatically or at the election of either the holder of the award or the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee may amend or waive the terms and conditions, or accelerate the exercisability, of an outstanding award. The Compensation Committee has the authority to interpret the Plan and establish rules and regulations for the administration of the Plan.

The Compensation Committee may delegate its powers under the Plan to one or more officers of EnteroMedics or a committee of such officers. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Compensation Committee may delegate its powers under the Plan to one or more officers or directors of EnteroMedics or a committee of such officers or directors, except that the Compensation Committee may not delegate its powers to grant awards to officers or directors of EnteroMedics or any affiliate who are subject to Section 16 of the Exchange Act, in a way that would violate Section 162(m) of the Code or in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Eligible Participants

Any employee, officer, consultant, independent contractor or non-employee director providing services to us or any of our affiliates, who is selected by the Compensation Committee, is eligible to receive an award under the

Plan. However, only employees of EnteroMedics or our subsidiary are eligible for grants of incentive stock options. As of August 16, 2012, approximately 34 employees and officers, 8 consultants and independent contractors and 8 non-employee directors were eligible to participate in the Plan.

Shares Available for Awards

The Plan currently authorizes an aggregate of 4,300,000 shares of our common stock for issuance under all stock-based awards. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the maximum number of shares authorized for issuance under the Plan since inception will be increased by 8,000,000 shares to 12,300,000 shares.

If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, certain awards under the Plan will be subject to the following limitations:

•

No eligible person that may be a “covered person” within the meaning of Section 162(m) of the Code (a “covered person”) may be granted stock options, stock appreciation rights or any other award or awards under the Plan, the value of which award or awards is based solely on an increase in the value of the shares after the date of grant, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) of the Code (qualified performance-based compensation) for more than 2,000,000 shares or, if such award is payable in cash, for an amount greater than the fair market value of 2,000,000 shares at the time of payment.

•

No eligible person that may be a covered person may be granted awards denominated in shares under the Plan which are intended to represent qualified performance-based compensation (including, without limitation, performance awards, restricted stock and restricted stock units) for more than 2,000,000 shares in the aggregate in any calendar year.

•

The maximum amount payable pursuant to all performance awards denominated in cash under the Plan which are intended to represent qualified performance-based compensation to any participant that may be a covered person in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, shares or other property.

In addition, awards will only be granted to consultants and advisors in compliance with Rule 405 of the Securities Act of 1933, as amended.

The Compensation Committee may adjust the Plan or outstanding awards in a manner it deems equitable or appropriate in order to prevent the dilution or enlargement of such benefits or potential benefits in the case of a stock dividend or other distribution, recapitalization, stock split, merger, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights or other similar corporate transaction or event. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Plan will provide that the Compensation Committee may only make such adjustments when necessary rather than when they are deemed to be equitable or appropriate. As a result of such changes, and provided that the number of shares covered by any award or to which any award relates will always be a whole number, the Compensation Committee may adjust the number and type of shares (or other securities or property) subject to outstanding awards or that may be made the subject of future awards and/or the purchase or exercise price of any award.

If an award is terminated, forfeited or cancelled without the issuance of any shares or if shares covered by an award are not issued for any other reason, then the shares previously set aside for such award will be available for future awards under the Plan. The shares available for award under the Plan may also include shares previously reacquired by EnteroMedics and designated as treasury shares.

Types of Awards and Terms and Conditions

The Plan permits the granting of: stock options (including both incentive and non-qualified stock options), stock appreciation rights (“SARs”), restricted stock and restricted stock units, performance awards, dividend equivalents, other stock grants and other stock-based awards. The Compensation Committee, in its discretion, may grant awards alone or in addition to, in tandem with or in substitution for any other award. Awards granted in addition to or in tandem with other awards may be granted either at the same time as or at a different time from the grant of another award. The specific terms of each award are provided in separate award agreements.

Stock Options. Stock options awarded under the Plan may be either “incentive” stock options or “non-qualified” stock options under the Code. Stock options allow the option holder to purchase shares of our stock for a set per-share exercise price determined by the Compensation Committee on the date of grant, and may not be less than the fair market value of our common stock on the date the option is granted, except for those who own more than 10% of the total voting power of our outstanding capital stock, who must be granted stock options with an exercise price of at least 110% of the fair market value of our stock. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the exercise price of stock options may be less than fair market value on the date of grant if necessary to comply with the legal requirements of a foreign jurisdiction or if the stock option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with EnteroMedics or any affiliate. The Compensation Committee sets the terms and vesting provisions of stock options, provided that no incentive stock option may have a term greater than ten years and no incentive stock option granted to an employee owning more than 10% of the total voting power of our outstanding capital stock may be exercisable by its terms after the expiration of five years from the date of grant. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, additional provisions relating to incentive stock options will be added to the Plan, specifying that: (i) the aggregate fair market value of shares exercisable for the first time pursuant to incentive stock options held by a participant may not exceed $100,000 in any calendar year, (ii) all incentive stock options must be granted within 10 years from the earlier of the date on which the Plan was adopted by our Board of Directors or approved by our stockholders, (iii) unless sooner exercised, all incentive stock options will expire no later than 10 years after the date of grant or, if the holder possesses more than 10% of the total voting power of our outstanding capital stock on the date of grant, no later than 5 years after the date of grant and (iv) incentive stock options granted under the Plan will contain such other provisions required in order to qualify as incentive stock options under the Code. No incentive stock option is transferable by the holder, other than by the laws of descent and distribution. An incentive stock option may only be exercised by its holder during his or her lifetime. A non-qualified stock option will be transferable by the holder to a family member, by will, or pursuant to the laws of descent and distribution, or as otherwise permitted pursuant to rules and regulations adopted by the SEC. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Compensation Committee, may permit a participant to transfer a non-qualified stock option to any family member at any time that such participant holds such option as long as such transfer is not for value and the family member may not make subsequent transfers other than by will or the laws of descent and distribution. In addition, if the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Compensation Committee may permit, in its discretion, the “net exercise” of non-qualified stock options. The exercise price of outstanding stock options may not be lowered through re-pricing, or by canceling any previously granted stock option and replacing that option with a re-grant of the same award without prior approval of our stockholders.

Stock Appreciation Rights. SARs granted under the Plan entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value of the shares of stock underlying the SAR at the time of exercise over the exercise price for such shares without tendering any consideration. The exercise or strike price for SARs is determined by the Compensation Committee on the date of grant, and may not be less than the fair market value on the date the SAR is granted. The Compensation Committee sets the terms and vesting provisions of SARs, provided that no SAR may have a term greater than 10 years. The Compensation Committee may, at its discretion, settle SARs in either cash or stock. A SAR may only be exercised by its holder during his or her lifetime. Except as otherwise provided by the Compensation Committee, a holder of a SAR may not sell, transfer, pledge or assign any such rights with respect to the SAR.

Restricted Stock and Restricted Stock Units. The holders of restricted stock own shares of our common stock subject to restrictions imposed by the Compensation Committee (including, for example, restrictions on the right to vote the restricted shares or to receive any dividends with respect to the shares) for a specified time period determined by the Compensation Committee. The holder of restricted stock units will have the right, subject to any restrictions imposed by the Compensation Committee, to receive shares of our common stock, or a cash payment equal to the fair market value of those shares, at some future date determined by the Compensation Committee. The restriction period begins on the date of grant and the restrictions may lapse separately or in combination at a time or times in such installments or otherwise as determined by the Compensation Committee and set forth in the award agreement. After the restrictions have lapsed, the holder has all of the rights of a stockholder of our common stock. If the holder’s employment or service to EnteroMedics terminates during the restriction period, the restricted stock and restricted stock units will be forfeited, unless the Compensation Committee determines that it would be in our best interest to waive the remaining restrictions. The holders of restricted stock awards may not sell, transfer, pledge or assign shares of restricted stock during the restriction period.

Performance Awards. Performance awards are exercisable upon the achievement of performance goals set forth in the agreements covering the performance awards. A performance award granted under the Plan may be payable in cash or in shares of common stock (including restricted stock), other securities, other awards or other property. Subject to the terms of the Plan and any award agreement, the length of the performance period, the performance goals to be achieved during the performance period, the amount of any performance award, the payment amount to be made pursuant to any performance award and any other terms and conditions of any performance award will be determined by the Compensation Committee.

Dividend Equivalents. Dividend equivalents entitle the holder to receive payments equivalent to the amount of any cash dividends paid on shares of our common stock. A dividend equivalent may be denominated or payable in cash, shares of stock or other securities, or other awards or property determined in the discretion of the Compensation Committee. The Compensation Committee will also determine any other terms and conditions applicable to the dividend equivalents. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Plan will clarify that the Compensation Committee may not grant dividend equivalents to eligible persons in connection with the grants of options or SARs to such eligible persons and that no dividend equivalent payments will be made to a participant with respect to any award prior to the date on which all conditions or restrictions relating to such award (or portion thereof to which the dividend equivalent relates) have been satisfied, waived or lapsed.

Other Stock Grants and Stock-Based Awards. The Compensation Committee also has the authority to grant common stock under the Plan without restrictions as it deems consistent with the purpose of the Plan, as well as the authority to grant other stock-based awards, with methods of payment and other relevant terms as determined by the Compensation Committee.

Amendment and Termination

Our Board of Directors may amend, alter, or terminate the Plan at any time provided, however, that any Plan amendment will be submitted to our stockholders for approval if (i) required by law or by the securities exchange on which our stock is listed, (ii) the failure to obtain such consent causes Rule 16b-3 or Section 162(m) of the Code to be unavailable with respect to the Plan or (iii) the failure to obtain such consent causes us to be unable, under the Code, to grant incentive stock options under the Plan. No termination or amendment of the Plan will in any manner adversely affect an award previously granted under the Plan without the consent of the applicable award holder. While our Board of Directors retains the right to terminate the Plan as described above, the Plan will automatically terminate on October 1, 2013, the tenth anniversary of the effective date of the Plan. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Plan will terminate ten years after the date on which the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders. In addition, if the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Plan will provide that in the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of EnteroMedics or any other similar corporate transaction or event involving EnteroMedics, the Compensation Committee or the Board of Directors may provide for, in its sole discretion, upon the consummation of the event: (i) either termination of any award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon exercise of such award or realization of the participant’s rights or replacement of such award with other rights or property selected by the Compensation Committee or the Board of Directors, in its sole discretion, (ii) such award to be assumed by the successor or survivor corporation or substituted for similar options, rights or awards, (iii) such award will be exercisable or fully vested with respect to all shares covered thereby notwithstanding anything to the contrary in the award agreement or (iv) such award cannot vest, be exercised or become payable after a date certain in the future which may be the effective date of such event.

Change in Control

The Compensation Committee has discretion to provide in any award agreement under the Plan that the restrictions on the award may lapse, mature or the award may become exercisable on an accelerated basis upon a change in control of EnteroMedics. If the Amended and Restated 2003 Stock Incentive Plan is approved by our stockholders, the Plan will permit the acceleration of the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval of (rather than the consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, EnteroMedics.

Federal Income Tax Matters

The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Plan.

Grant of Options and SARs. The grant of a stock option (either an incentive stock option or a non-qualified stock option) or SAR is not expected to result in any taxable income for the recipient.

Exercise of Incentive Stock Options. Upon the exercise of an incentive stock option, no taxable income is realized by the optionee for purposes of regular income tax. However, the optionee may be required to recognize income for purposes of the alternative minimum tax (“AMT”). If stock is issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such award holder within two years after the date of grant or within one year after the transfer of such shares to such award holder, then (i) upon the sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) EnteroMedics will not be entitled to a deduction for federal income tax purposes.

If the stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the option price paid for such shares, and (ii) EnteroMedics will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by EnteroMedics.

Exercise of Non-Qualified Stock Options and SARs. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price, and EnteroMedics generally will be entitled at that time to an income tax deduction for the same amount. Upon exercising a SAR, the amount of any cash received and the fair market value on the exercise date of any shares of common stock received are taxable to the recipient as ordinary income and generally are deductible by EnteroMedics.

The tax consequence upon a disposition of shares acquired through the exercise of a non-qualified stock option or SAR will depend on how long the shares have been held. Generally, there will be no tax consequence to EnteroMedics in connection with the disposition of shares acquired under a non-qualified stock option or SAR.

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). Dividends, if any, that are paid or accrued while the restricted stock is subject to a substantial risk of forfeiture will also be taxed as ordinary income. EnteroMedics will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

Restricted Stock Units, Performance Awards and Dividend Equivalents. Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (i) the amount of cash received under the terms of the award or, as applicable, (ii) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Cash or shares to be received pursuant to a deferred award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. EnteroMedics will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Other Stock Grants. As to other grants of shares of our common stock made under the Amended and Restated 2003 Stock Incentive Plan not subject to a substantial risk of forfeiture, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the shares received (determined as of the date of receipt) over (ii) the amount (if any) paid for the shares by the holder of the award. EnteroMedics generally will be entitled at that time to an income tax deduction for the same amount.

Deductibility of Executive Compensation Under Code Section 162(m). Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, and assuming that, as expected, stock options, SARs and other performance awards paid under the Amended and Restated 2003 Stock Incentive Plan are qualified performance-based compensation, EnteroMedics generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the Amended and Restated 2003 Stock Incentive Plan. Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s other three most highly compensated executive officers (excluding the chief financial officer). However, qualified performance-based qualified compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements need to be satisfied: (i) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum bonus amount which may be paid to any participant pursuant to any performance period, must be approved by a majority of the corporation’s shareholders and (iii) the committee must certify that the applicable performance goals were satisfied before payment of any performance-based compensation.

Special Rules for Executive Officers and Directors Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, shares received through exercise or payout of a non-qualified option, an incentive stock option (for purposes of the AMT only), an SAR or a restricted stock unit, and any shares of restricted stock that vest, may be treated as restricted property for purposes of Section 83 of the Code if the recipient has had a non-exempt acquisition of shares of EnteroMedics stock within the six months prior to the exercise, payout or vesting. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period unless a special election is made by the recipient pursuant to Section 83(b) of the Code to recognize income as of the date the shares are received.

Historical Awards under the Plan

The following table sets forth information with respect to the options held by each of our Named Executive Officers and the specified groups set forth below under the Plan as of August 16, 2012. This table presents the number of options outstanding rather than the number of options granted for each of the following individuals and groups because it more accurately reflects the effect of the one-time option exchange program that was completed in October 2010.

Name and Position/Group	Options Outstanding
Mark B. Knudson, Ph.D., President and Chief Executive Officer	1,101,036
Greg S. Lea, Senior Vice President and Chief Financial Officer	618,005
Adrianus (Jos) Donders, Senior Vice President of Research and Advanced Development	171,962
Katherine S. Tweden, Vice President, Clinical and Regulatory	271,978
Current Executive Officers as a Group (4 persons)	2,162,981
Current Non-Executive Directors as a Group (8 persons)	348,281
Current Employees who are not Executive Officers as a Group (30 persons)	1,016,715

New Plan Benefits

On July 10, 2012, our Compensation Committee and Board of Directors approved the grant of non-qualified stock options to purchase 3,799,690 shares of our common stock to our senior management, including the following grants:

Name and Position/Group	Options Granted
Mark B. Knudson, Ph.D., President and Chief Executive Officer	1,292,225
Greg S. Lea, Senior Vice President and Chief Financial Officer	863,156
Adrianus (Jos) Donders, Senior Vice President of Research and Advanced Development	355,063
Katherine S. Tweden, Vice President, Clinical and Regulatory	291,638
Current Executive Officers as a Group (4 persons)	2,802,082
Current Non-Executive Directors as a Group (8 persons)	—
Current Employees who are not Executive Officers as a Group (30 persons)	997,608

These options have an exercise price of $3.35 per share, vest in increments of 1/48th per month beginning on July 10, 2012 and are subject to the approval of the Amended and Restated 2003 Stock Incentive Plan by our stockholders at the special meeting. Other than these awards, no awards made under the Plan prior to the date of the special meeting have been made subject to stockholder approval of the Amended and Restated 2003 Stock Incentive Plan. The number and types of awards that will be granted under the Amended and Restated 2003 Stock Incentive Plan, in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The closing price of our stock on the NASDAQ Capital Market on August 16, 2012 was $2.98 per share.

Equity Compensation Plan Information

The following table sets forth information about our equity compensation plans as of December 31, 2011, the end of our last completed fiscal year:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Second Column)
Equity compensation plans approved by security holders	3,470,908	(1)	$3.17	763,829	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	3,470,908		$3.17	763,829

(1)	Consists of options awarded under the 2003 Stock Incentive Plan.

(2)	Represents the maximum number of shares of common stock available to be awarded as of December 31, 2011.

PRINCIPAL ACCOUNTANT

Deloitte & Touche LLP, our principal accountant, will not be in attendance at the special meeting.

AVAILABLE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. Such reports and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (202) 942-8090 for further information. Copies of such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

STOCKHOLDER PROPOSALS FOR 2013 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2013 annual meeting, the written proposal must be received at our principal executive offices at 2800 Patton Road, St. Paul, Minnesota 55113, Attention: Secretary, on or before December 10, 2012. The proposal must comply with SEC regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Our bylaws provide that a stockholder may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the Secretary of EnteroMedics at our principal executive offices in St. Paul, Minnesota, no less than 90 days and no more than 120 days prior to the anniversary date of the last annual meeting. For the 2013 annual meeting, director nominations and stockholder proposals must be received on or after January 9, 2013 and on or before February 8, 2013. The proposal must contain the specific information required by our bylaws. In the event that the 2013 annual meeting is called for a date that is not within 30 days of the anniversary date of the 2012 annual meeting, stockholder proposals must be received in accordance with the timeline set forth in our bylaws. You may request a copy of our bylaws by contacting our Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, telephone (651) 634-3003. Stockholder proposals that are received by us after February 8, 2013, may not be presented in any manner at the 2013 annual meeting.

ANNUAL REPORT TO STOCKHOLDERS AND FORM 10-K

Our 2011 Annual Report to Stockholders and Form 10-K, including consolidated financial statements for the year ended December 31, 2011, is available to you, without charge, upon written request to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, and is also available on our website at www.enteromedics.com. If requested, we will provide you copies of any exhibits to the Form 10-K upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the Form 10-K by writing to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Although we do not household for our registered stockholders, some brokers household EnteroMedics proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of either document and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a stockholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, stockholders should write to Secretary, EnteroMedics Inc., 2800 Patton Road, St. Paul, Minnesota 55113, or call (651) 634-3003.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 27, 2012

This proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http://ir.enteromedics.com/annual-proxy.cfm.

OTHER MATTERS

We do not know of any other matters that may be presented for consideration at the special meeting. If any other business does properly come before the special meeting, the persons named as proxies on the enclosed proxy card will vote as they deem in the best interests of EnteroMedics.

Greg S. Lea
Secretary

Dated: August 24, 2012

Appendix A

ENTEROMEDICS INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

i

ENTEROMEDICS INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN ~~AS AMENDED~~

Adopted: October 1, 2003

Amended and Restated: September [     ], 2012

Section 1.    Purpose.

The purpose of the ~~EnteroMedics Inc. 2003 Stock Incentive Plan (the “Plan”)~~ Plan is to aid in attracting and retaining employees, management personnel, ~~and~~ other personnel and ~~members of the Board of Directors who are not also employees (“Non-Employee Directors”) of EnteroMedics (the “Company”)~~ Non-Employee Directors capable of assuring the future success of the Company, to offer such personnel and Non-Employee Directors incentives to put forth maximum efforts for the success of the Company’s business and to afford such personnel and Non-Employee Directors an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Change in Control” shall have the meaning ascribed to such term in an Award Agreement, or any other applicable employment or change in control agreement between the Participant and the Company; provided, however, that no Award Agreement shall contain a definition of change in control that has the effect of accelerating the exercisability of any Award or the lapse of restrictions relating to any Award upon only the announcement or stockholder approval of (rather than consummation of) any reorganization, merger or consolidation of, or sale or other disposition of all or substantially all of the assets of, the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g) “Committee” shall mean either the Board ~~of Directors of the Company~~ or a committee of the Board ~~of Directors~~ appointed by the Board ~~of Directors~~ to administer the Plan.

(h) “Company” shall mean EnteroMedics Inc., a Delaware corporation, and any successor corporation.

(i) “Director” shall mean a member of the Board.

(j) “Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(k) “Eligible Person” shall mean any employee, officer, consultant, independent contractor or Non-Employee Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall not be less than (i) the closing price as reported for composite transactions, if the Shares are then listed on a national securities exchange, (ii) the last sale price, if the Shares are then quoted on the NASDAQ ~~National~~ Stock Market or (iii) the average of the closing representative bid and asked prices of the Shares in all other cases, on the date as of which fair market value is being determined. If on a given date the Shares are not traded in an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this clause and in connection therewith shall take such action as it deems necessary or advisable.

(n) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(o) “Non-Employee Directors” shall mean members of the Board who are also not employees of the Company.

(p) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(q) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock Grant” shall mean any right granted under Section 6(f) of the Plan.

(s) “Other Stock-Based Award” shall mean any right granted under Section 6(g) of the Plan.

(t) “Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(u) “Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(v) “Performance Goal” shall mean one or more of the following performance goals, either individually, alternatively or in any combination: sales, revenue, costs, expenses, earnings (including one or more of net profit after tax, gross profit, operating profit, earnings before interest and taxes (“EBIT”), earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net earnings), EBIT or EBITDA as a percent of net sales, earnings per share (basic or diluted), earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, margins (including one or more of gross, operating and net income margins), ratios (including one or more of price to earnings, debt to assets, debt to net assets and ratios regarding liquidity, solvency, fiscal capacity, productivity or risk), returns (including one or more of return on actual or proforma assets, net assets, equity, investment, capital and net capital employed), stockholder return (including total stockholder return relative to an index or peer group), stock price, market capitalization, cash generation, cash flow (including, without limitation, operating cash flow, free cash flow and cash flow return on equity), unit volume, working capital, market share, cost reductions, budget comparisons, sales or profitability of an identifiable business unit or product, economic profit or value added, number of customers, workforce satisfaction and diversity goals, environmental health and safety goals, employee retention, customer satisfaction, implementation or completion of key projects and strategic plan development and implementation. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria. The foregoing measures may relate to the Company, one or more of its subsidiaries or one or more of its divisions or units, product lines or product categories or any combination of the foregoing. To the extent consistent with Section 162(m), the Committee may, when it establishes performance criteria, also provide for the adjustment for charges related to an event or occurrence which the Committee determines is appropriate for adjustment, including, but not limited to, any of the following events: asset write-downs; litigation or claim judgments or settlements; changes in tax law, accounting principles or other such laws or provisions affecting reported results; severance, contract termination and other costs related to exiting certain business activities; acquisitions; gains or losses from the disposition of businesses or assets or from the early extinguishment of debt; and unusual, extraordinary or nonrecurring events.

(w) “Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(x) “Plan” shall mean the EnteroMedics Inc. Amended and Restated 2003 Stock Incentive Plan, as amended from time to time.

(y) “Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(z) “Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(bb) “Section 162(m)” shall mean Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(cc) “Section 409A” shall mean Section 409A of the Code, or any successor provision and the applicable Treasury Regulations and other applicable guidance thereunder.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Share” or “Shares” shall mean shares of Common Stock, $0.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ff) “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(gg) “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration.

(a) Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended;

(vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award.

(b) Delegation. The Committee may delegate its powers and duties under the Plan to one or more officers or Directors of the Company or any Affiliate or a committee of such officers or Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate such authority (i) with regard to grants of Awards to be made to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Exchange Act, (ii) in such a manner as would cause the Plan not to comply with the requirements of Section 162(m) or (iii) in such a manner as would contravene Section 157 of the Delaware General Corporation Law.

Section 4.    Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares that may be issued under all Awards under the Plan from its inception shall be ~~4,300,000~~ 12,300,000. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed ~~4,300,000~~ 12,300,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provision.

(b) Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is ~~determined by the Committee to be appropriate~~ necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d) Award Limitations under the Plan.

(i) Section 162(m) Limitation for Certain Types of Awards. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Options, Stock Appreciation Rights or any other Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, and which is intended to represent “qualified performance-based compensation” within the meaning of Section 162(m), for more than 2,000,000 Shares or, if such Award is payable in cash, for an amount greater than the Fair Market Value of 2,000,000 Shares at the time of payment (subject, in each case, to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year.

(ii) Section 162(m) Limitations for Performance Awards.

(A) Performance Awards Denominated in Shares. No Eligible Person that may be a “covered person” within the meaning of Section 162(m) may be granted Awards denominated in Shares under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) (including, without limitation, Performance Awards, Restricted Stock and Restricted Stock Units), for more than 2,000,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan) in the aggregate in any calendar year. The limitation contained in this Section 4(d)(ii)(A) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(B).

(B) Performance Awards Denominated in Cash. The maximum amount payable pursuant to all Performance Awards denominated in cash under the Plan which are intended to represent “qualified performance-based compensation” within the meaning of Section 162(m) to any Participant that may be a “covered person” within the meaning of Section 162(m) in the aggregate in any calendar year shall be $10,000,000 in value, whether payable in cash, Shares or other property. The limitation contained in this Section 4(d)(ii)(B) does not apply to any Award subject to the limitations contained in Section 4(d)(i) or Section 4(d)(ii)(A).

(iii) Limitation for Awards to Consultants and Advisors. Awards will only be granted to consultants or advisors in compliance with Rule 405 of the Securities Act.

(iv) The limitations contained in this Section 4(d) shall apply only with respect to Awards granted under this Plan, and limitations on awards granted under any other stockholder approved executive incentive plan maintained by the Company will be governed solely by the terms of such other plan.

Section 5.    Eligibility.

Any Eligible Person of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6.    Awards.

(a) Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price ~~of an Incentive Stock Option shall not be less than 100% of the~~ below Fair Market Value ~~of a Share on the date of grant of such Option~~ on the date of grant (A) to the extent necessary or appropriate, as determined by the Committee, to satisfy applicable legal or regulatory requirements of a foreign jurisdiction or (B) if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that the term of an Incentive Stock Option may not extend more than ten years from the date of grant of such Incentive Stock Option.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the ~~relevant~~ applicable exercise price~~, which terms shall be set forth in the Award Agreement~~) in which, payment of the exercise price with respect thereto may be made or deemed to have been made. Alternatively, the Committee may, in its discretion, permit a Non-Qualified Stock Option (but not an Incentive Stock Option) to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Non-Qualified Stock Option being exercised, on the date of exercise, over the exercise price of the Non-Qualified Stock Option for such Shares.

(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options which are intended to qualify as Incentive Stock Options:

(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.

(B) All Incentive Stock Options must be granted within 10 years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the stockholders of the Company.

(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D) ~~Ten Percent Shareholder Rule. Notwithstanding any other provision in the Plan, if~~ The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time ~~an~~ such Option is ~~otherwise to be~~ granted ~~pursuant to the Plan to a Participant who owns, directly or indirectly~~, owns (within the meaning of Section ~~424(d)~~ 422 of the Code)~~, Common Stock of the Company~~ stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or ~~its parent or any subsidiary, then any Incentive Stock Option to be granted to such Participant pursuant to the Plan shall satisfy the requirements of Section 422(e)(5) of the Code, and the exercise price of such~~ of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of ~~the Shares covered, and such Option by its terms shall not be exercisable after the expiration of five years from the date such Option is granted~~ a Share on the date of grant of the Incentive Stock Option.

(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(b) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c) Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii) Stock Certificates. Any Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company at the original purchase price; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d) Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such ~~performance goals~~ Performance Goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the ~~performance goals~~ Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Participants, subject to the terms of the Plan and any applicable Award Agreement, under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options or Stock Appreciation Rights to such Eligible Persons, and (ii) no Dividend Equivalent payments shall be made to a Participant with respect to any Award prior to the date on which all conditions or restrictions relating to such Award (or portion thereof to which the Dividend Equivalent relates) have been satisfied, waived or lapsed.

(f) Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g) Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine.

(h) General.

(i) No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(iv) Limits on Transfer of Awards. ~~No~~ Except as provided by the Committee or by this Plan, any Award (other than ~~Other~~ Stock ~~Grants~~ Awards) and ~~no~~ any right under any such Award shall not be transferable by a Participant ~~otherwise~~ other than by will or by the laws of descent and distribution~~; provided, however, that, with the approval of the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a~~ or by transfer of an Award back to the Company. Notwithstanding the immediately preceding sentence, Awards of Incentive Stock Options shall not be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award ~~upon the death of the Participant~~ in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities

Act) at any time that such Participant holds such Option, provided that such transfers may not be for “value” (as defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award (other than a Stock Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, and to any applicable federal or state securities laws and regulatory requirements. The Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If the Shares or other securities are listed on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award until such Shares or other securities have been listed on such securities exchange.

(vii) Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or due to the Participant’s disability or “separation from service” (as defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such Change in Control, disability or separation from service meet the definition of a change in ownership or control, disability or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service may not be made before the date which is six months after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise.

Section 7.    Amendment and Termination; Adjustments.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the ~~share~~stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i) if a class of the Company’s securities is then listed on a securities exchange, would cause Rule 16b-3 or the provisions of Section 162(m)(4)(c) of the Code to become unavailable with respect to the Plan;

(ii) would violate the rules or regulations of the NASDAQ ~~National~~ Stock Market, any other securities exchange or the ~~National Association of Securities Dealers, Inc.~~ Financial Industry Regulatory Authority, Inc. that are applicable to the Company; or

(iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b) Amendments to Awards. ~~The~~ Except as otherwise expressly provided in the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. ~~The~~ Except as otherwise expressly provided in the Plan (specifically including the next two sentences hereof), the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof~~, except as otherwise herein provided or in the Award Agreement.~~ If any provision of the Plan or an Award Agreement would result in adverse tax consequences under Section 409A, the Committee may amend that provision (or take any other action reasonably necessary) to avoid any adverse tax results and no action taken to comply with Section 409A shall be deemed to impair or otherwise adversely affect the rights of any holder of an Award or beneficiary thereof. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs):

(i) either (A) termination of any such Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without any payment) or (B) the replacement of such Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii) that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv) that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of such event.

(c) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding; Tax Bonuses.

(a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the

Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) electing to deliver to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.    General Provisions.

(a) No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e) Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

Section 10.    Effective Date of the Plan.

The Plan shall be effective as of the date of its approval and adoption by the Company’s ~~share~~stockholders. If the Company’s ~~share~~stockholders do not approve the Plan, the Plan shall be null and void.

Section 11.    Term of the Plan.

Awards shall only be granted under the Plan during a 10-year period beginning on ~~the effective date of the Plan~~ September 27, 2012. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the end of such 10-year period, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board ~~of Directors~~ to amend the Plan and to waive any conditions or rights of the Company under any Award pursuant to 7(b) hereof, shall extend beyond the termination of the Plan.

~~Section 12.    One-Time Option Exchange Offer.~~

~~Notwithstanding any other provision of the Plan to the contrary, upon approval of the Company’s stockholders, the Committee may provide for, and the Company may complete, a one-time option exchange offer, pursuant to which certain outstanding options could, at the election of the person holding such option, be tendered to the Company on a grant-by-grant basis for cancellation in exchange for the issuance of a lesser amount of options with a lower exercise price, provided that such one-time option exchange offer is commenced within twelve months of the date of such stockholder approval.~~

LOCATION OF ENTEROMEDICS SPECIAL MEETING OF STOCKHOLDERS

Thursday, September 27, 2012 at 10:00 a.m. Central Time

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

Directions By Car:

From Minneapolis-St. Paul Airport/South

Merge onto MN-5 toward MN-55/St.Paul/Minneapolis. Merge onto MN-55W toward MN-62/Minneapolis. Follow MN-62 West. Merge onto I-35W N. Stay on I-35W N for approximately 7 miles. Take the Cleveland Avenue/ County C Exit, Exit 24. Take the Westbound ramp. Continue West on County Road C through two stoplights (Long Lake Road and Walnut Street). We are the first right turn (Patton Road) after Walnut Street and are located in the building at end of the cul-de-sac.

From the East

Follow I-94E to I-35E North. Merge onto MN-36W via Exit 111B toward Minneapolis. Merge onto I-35W N toward Cleveland Avenue. Take the Cleveland Avenue/County C Exit, Exit 24. Take the Westbound ramp. Continue West on County Road C through two stoplights (Long Lake Road and Walnut Street). We are the first right turn (Patton Road) after Walnut Street and are located in the building at end of the cul-de-sac.

From the North

Follow I-35W South to the County Road C Exit, Exit 24. Continue west on County Road C through two stoplights (Long Lake Road and Walnut Street). We are the first right turn (Patton Road) after Walnut Street and are located in the building at end of the cul-de-sac.

From the West

Follow I-394 East/US-12 toward Minneapolis. Merge onto I-94 East/US 12 E/US-52 S via Exit 8B. Merge onto I-35W N via exit 233C on the left. Take the Cleveland Avenue/ county C Exit, Exit 24. Take the Westbound ramp. Continue West on County Road C through two stoplights (Long Lake Road and Walnut Street). We are the first right turn (Patton Road) after Walnut Street and are located in the building at end of the cul-de-sac.

ENTEROMEDICS INC.

SPECIAL MEETING OF STOCKHOLDERS

Thursday, September 27, 2012

10:00 a.m., Central Time

EnteroMedics Inc.

2800 Patton Road

St. Paul, Minnesota 55113

EnteroMedics Inc. 2800 Patton Road St. Paul, Minnesota 55113	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on September 27, 2012.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Mark B. Knudson, Ph.D. and Greg S. Lea, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET – www.eproxy.com/etrm Use the Internet to vote your proxy until 12:00 p.m. (CT) on September 26, 2012.
PHONE– 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on September 26, 2012.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò   Please detach here  ò

The Board of Directors Recommends a Vote FOR Item 1.

1. Approval of the Amended and Restated 2003 Stock Incentive Plan.	☐ For	☐ Against	☐ Abstain

2. To transact such other business as may properly be considered at the meeting or any adjournment of the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.
Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.